FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR 12(g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


    Associated  Banc-Corp                           ASBC  Capital  I
    ---------------------                           ----------------
(Exact  Name  of Registrant as               (Exact Name of Registrant as
   Specified in its Charter)             Specified in its Certificate of Trust)

         Wisconsin                                    Delaware
         ---------                                    --------
 (State  of  Incorporation                    (State of Incorporation
     or  Organization)                            or Organization)

         39-1098068                                  01-0677874
         ----------                                  ----------
(I.R.S. Employer Identification No.)      (I.R.S. Employer Identification No.)

                                             c/o  Associated  Banc-Corp
   1200  Hansen  Road                        1200  Hansen  Road
   Green  Bay,  WI                           Green  Bay,  WI
   ------------------                        --------------------------
 (Address  of  Principal                     (Address  of  Principal
    Executive Offices)                         Executive  Offices)

       54304                                           54304
       -----                                           -----
    (Zip  Code)                                      (Zip  Code)

If  this  form  relates to the registration of a class of securities pursuant to
Section  12(b)  of  the  Exchange  Act  and  is  effective  pursuant  to General
Instruction  A.(c),  check  the  following  box.   [ X ]

If  this  form  relates to the registration of a class of securities pursuant to
Section  12(g)  of  the  Exchange  Act  and  is  effective  pursuant  to General
Instruction  A.(d),  check  the  following  box.   [   ]

Securities  Act  registration  statement file number to which this form relates:
333-87578.

Securities  to  be  registered  pursuant  to  Section  12(b)  of  the  Act:

     Title of Each Class to               Name  of  Each  Exchange  on  Which
       be  so  Registered                 Each  Class  is  to  be  Registered
     ----------------------               -----------------------------------

     7.625%  Trust  Preferred             New  York  Stock  Exchange
          Securities  of  ASBC
          Capital  I  (and  the
          Guarantee  of  Associated
          Banc-Corp  with  respect
          thereto)

Securities  to  be  registered  pursuant  to  Section  12(g)  of  the Act:  None

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
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item  1.     Description  of  Registrant's  Securities  to  be  Registered.

          The descriptions set forth under the "Description of Capital Securities," "Description of Junior Subordinated Debt Securities," "Description of the Guarantees" and "Relationship among the Capital Securities, the Corresponding Junior Subordinated Debt Securities and the Guarantees" in the Prospectus included in the Registration Statement on Form S-3 (No. 333-87578) of Associated Banc-Corp, ASBC Capital I, ASBC Capital II and ASBC Capital III filed on May 3, 2002, as amended on May 16, 2002 and on May 17, 2002, and declared effective on May 20, 2002, are incorporated herein by this reference.

Item  2.     Exhibits.

     4(a) Form of Junior Subordinated Indenture, between Associated Banc-Corp and BNY Midwest Trust Company, as Debenture Trustee (incorporated by reference to Exhibit 4(a) to the Registrants' Registration Statement on Form S-3, File No. 333-87578).

     4(b) Certificate  of  Trust of ASBC Capital I (incorporated by reference to
          Exhibit 4(b) to the Registrants' Registration Statement on Form S-3, File No. 333-87578).

     4(c) Trust  Agreement  for ASBC Capital I (incorporated by reference to the
          Registrants'  Registration Statement on Form S-3, File No. 333-87578).

     4(d) Form of Amended and Restated Trust Agreement (incorporated by reference to Exhibit 4(h) to the Registrants' Registration Statement on Form S-3, File No. 333-87578).

     4(e) Form  of  Trust  Preferred  Security  Certificate (included as part of
          Exhibit  4(d)).

     4(f) Form of Guarantee Agreement (incorporated by reference to Exhibit 4(j) to the Registrants' Registration Statement on Form S-3, File No. 333-87578).


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

                                    SIGNATURES

     Pursuant  to the requirements of Section 12 of the Securities Exchange
Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    ASBC  CAPITAL  I

Date:  May  28,  2002               BY  ASSOCIATED BANC-CORP, as Depositor

                                       BY  /s/ William M. Bohn
                                         ---------------------------------
                                         Name:   William M. Bohn
                                         Title:  Senior Vice President and
                                                 Assistant Secretary

Date:  May  28,  2002               ASSOCIATED  BANC-CORP

                                    BY  /s/ William M. Bohn
                                      ---------------------------------
                                      Name:   William M. Bohn
                                      Title:  Senior Vice President and
                                              Assistant Secretary



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